UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2004

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6035	95-2588754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Drive San Diego, California 92121-1199
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 552-9500

Inapplicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

On October 27, 2004, The Titan Corporation issued a press release announcing its unaudited financial results for the quarter ended September 30, 2004.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K as an exhibit.

In connection with the reporting of its financial results for the quarter, Titan may disclose earnings per share without regard to costs incurred in connection with the investigation and the terminated merger.  Titan believes this non-GAAP financial measure allows investors and analysts to measure, analyze and compare its results of operations in a meaningful and consistent manner.

The following table reconciles the aforementioned non-GAAP financial information that may be presented in the Company’s conference call on October 27, 2004.

Reconciliation of non-GAAP earnings per share

(in thousands, except per share data)

	Three months ended September 30, 2004	Adjustments	Three months ended September 30, 2004
	(As reported)		(As Adjusted)

Income from continuing operations before income taxes	$27,412	2,876	$30,288

Tax provision	10,768	1,150	11,918

Income from continuing operations	$16,644	1,726	$18,370

Diluted earnings per share from continuing operations	$0.19		$0.21

Diluted weighted average shares	86,167		86,167

Note:                   The adjustment of 2,876 reflects the add-back of merger, investigation and settlement costs and the 1,150 reflects the tax affect using a 40% rate for these costs.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits (furnished only).

99.1                           Press Release of The Titan Corporation issued October 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

	By:	/s/ Mark W. Sopp

Mark W. Sopp

Senior Vice President,

Chief Financial Officer and Treasurer

Date: October 27, 2004

Index to Exhibits

Exhibit No.	Description of document
99.1	Press Release of The Titan Corporation issued October 27, 2004